UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2004

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15305	51-0380803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 754-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreements and Item 7.01. Regulation FD Disclosure

On August 26, 2004, BlackRock, Inc. (the “Company”) announced that it had reached a definitive agreement with MetLife, Inc. to acquire SSRM Holdings, Inc., including State Street Research & Management Company and SSR Realty Advisors, Inc., from MetLife, Inc. for $375 million in cash and stock. This announcement is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K and certain other supplementary information filed as Exhibit 99.2 to this Current Report on Form 8-K, each of which are incorporated herein by reference. The stock purchase agreement is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press release dated August 26, 2004 issued by the Company.

99.2	Presentation made by the Company on August 26, 2004.

99.3	Stock Purchase Agreement among MetLife, Inc., Metropolitan Life Insurance Company, SSRM Holdings, Inc., BlackRock, Inc. and BlackRock Financial Management, Inc., dated August 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ Paul L. Audet
Date: August 30, 2004		Paul L. Audet
Managing Director and
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated August 26, 2004 issued by the Company.

99.2	Presentation made by the Company on August 26, 2004.

99.3	Stock Purchase Agreement among MetLife, Inc., Metropolitan Life Insurance Company, SSRM Holdings, Inc. BlackRock, Inc. and BlackRock Financial Management, Inc., dated August 25, 2004.